Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:	Investor Relations Contact:
Dana Dye	Michael Magaro
The Bateman Group for TIBCO	TIBCO Software Inc.
(415) 846-1001	(650) 846-5747
danadye@bateman-group.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS

THIRD QUARTER FINANCIAL RESULTS

PALO ALTO, Calif., September 22, 2005 – TIBCO Software Inc. (Nasdaq:TIBX), a leading business integration and process management software company that enables real-time business, today announced results for its third fiscal quarter ended August 28, 2005. Total revenues for the third quarter were $105.9 million. License revenues for the third quarter were $44.4 million. Net income for the quarter calculated in accordance with generally accepted accounting principles was $13.8 million or $0.06 per share on a fully diluted basis.

TIBCO had non-GAAP net income for the third fiscal quarter of $10.2 million. TIBCO’s non-GAAP net income per share on a fully diluted basis was $0.05 for the quarter. Non-GAAP results exclude stock-based compensation charges, amortization of acquired intangibles and restructuring charges and assume a non-GAAP effective tax rate of 38%.

“This quarter was a solid improvement over the past few quarters in many areas of our business,” said Vivek Ranadivé, Chairman and CEO of TIBCO Software.

“We continue to deliver on our vision of building out a platform for application and process integration that is an essential element of any company’s information technology infrastructure. I’m confident about our market position, the potential of our technology and the strength of our business as we begin our fourth quarter and prepare ourselves for 2006.”

Highlights for TIBCO’s Third Fiscal Quarter of 2005

During Q3, TIBCO added 65 new customers and made significant sales to both new and existing customers, including Bank of New York Europe, A.G. Edwards, Forzani Group, CBI Distribution and Bank of America.

Conference Call Details

TIBCO Software has scheduled a conference call for 5:00 p.m. Eastern Time today to discuss its third fiscal quarter results. The conference call will be hosted by CCBN and may be accessed over the Internet at http://www.tibco.com or via dial-in at (800) 289-0730 or (913) 981-5509. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available through midnight on October 22, 2005 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 7485012.

About TIBCO Software

TIBCO Software Inc. (NASDAQ:TIBX) is a leading business integration and process management software company that enables real-time business. Real-Time Business is about helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of Real-Time Business, what TIBCO calls The Power of Now®, to over 2,000 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven enterprise backbone, business integration, business process management, and business optimization solutions, TIBCO can be reached at +1 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

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Use of Non-GAAP Financial Information

TIBCO provides non-GAAP net income and net income per share data as additional measures of its operating results. TIBCO believes that non-GAAP financial measures of income provide useful information to management and investors regarding certain additional financial and business trends relating to the company’s financial condition and results of operations. For example, the non-GAAP results are an indication of TIBCO’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core business operational results. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning for and forecasting of future periods. These measures are not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may be different from non-GAAP measures used by other companies.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding TIBCO’s ability to build out a platform for application and process integration that companies need, the market’s need for an additional build-out of application and process integration, TIBCO’s position in the market, and TIBCO’s potential for technology and the strength of its business in the upcoming year. Actual results could differ materially from such forward-looking statements if demand for integration products and services or economic conditions affecting the market for integration products and services fluctuate or if TIBCO is unable to compete successfully with new or existing competitors. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2004 and Quarterly Report on Form 10-Q for the quarter ended May 29, 2005. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Non-GAAP Consolidated Statements of Operations

Impact of Non-GAAP Adjustments on Reported Net Income

(Unaudited)

(in thousands, except per share data)

	Three Months ended August 28, 2005
	GAAP	Adjustments (1)	Non-GAAP As Adjusted
Revenue	$105,945	$—	$105,945
Cost of revenue	31,034	(1,438)	29,596

Gross profit	74,911	1,438	76,349
Operating expenses:
Research and development	18,071	(3)	18,068
Sales and marketing	34,394	(62)	34,332
General and administrative	8,813	—	8,813
Restructuring charges	162	(162)	—
Amortization of acquired intangibles	2,317	(2,317)	—

Total operating expenses	63,757	(2,544)	61,213
Income from operations	11,154	3,982	15,136
Interest and other income, net	1,337	—	1,337

Income before income taxes	12,491	3,982	16,473
Provision for (benefit from) income taxes (2)	(1,358)	7,618	6,260

Net income	$13,849	$(3,636)	$10,213

Net income per share - Basic	$0.07		$0.05

Shares used to compute net income per share - Basic	212,308		212,308

Net income per share - Diluted	$0.06		$0.05

Shares used to compute net income per share - Diluted	219,775		219,775

(1)	The following table summarizes the adjustments presented:

Three Months ended August 28, 2005
Net income, GAAP	$13,849
Stock-based compensation	69
Restructuring charges	162
Amortization of acquired intangibles	3,751
Provision for income taxes	(7,618)

Net income, non-GAAP	$10,213

(2)	The estimated non-GAAP effective tax rate for 2005 of 38% has been used to adjust the provision for income taxes for non-GAAP purposes.

TIBCO Software Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months ended			Nine Months ended
	August 28, 2005	May 29, 2005	August 29, 2004	August 28, 2005	August 29, 2004
	Current	Last Qtr	Last Year	Current	Last Year
Revenue:
License revenue:
Non-related parties	$44,365	$40,082	$53,697	$121,096	$131,417
Related parties	—	1,668	3,751	16,038	12,119

Total license revenue	44,365	41,750	57,448	137,134	143,536

Service and maintenance revenue:
Non-related parties	58,488	56,456	44,279	164,082	105,264
Related parties	1,404	1,556	2,860	5,740	9,696
Reimbursable expenses	1,688	1,626	1,324	4,522	3,065

Total service and maintenance revenue	61,580	59,638	48,463	174,344	118,025

Total revenue	105,945	101,388	105,911	311,478	261,561
Cost of revenue:
Cost of revenue - non-related parties	31,034	31,402	27,664	89,914	62,496
Cost of revenue - related parties	—	—	—	92	—

Total cost of revenue	31,034	31,402	27,664	90,006	62,496

Gross Profit	74,911	69,986	78,247	221,472	199,065

Operating expenses:
Research and development	18,071	17,269	16,189	51,529	43,146
Sales and marketing	34,394	35,089	32,960	103,690	86,489
General and administrative	8,813	8,655	8,740	27,269	19,282
Acquired in-process research & development	—	—	2,200	—	2,200
Restructuring charges	162	3,743	—	3,905	—
Amortization of acquired intangibles	2,317	2,315	2,218	6,515	3,200

Total operating expenses	63,757	67,071	62,307	192,908	154,317

Income from operations	11,154	2,915	15,940	28,564	44,748
Interest income	3,150	3,598	1,920	9,532	6,125
Interest expense	(670)	(688)	(690)	(2,040)	(2,078)
Other income (expense), net	(1,143)	406	(569)	(382)	(1,612)

Income before income taxes	12,491	6,231	16,601	35,674	47,183
Provision for (benefit from) income taxes	(1,358)	(15,500)	8,031	(10,294)	20,487

Net income	$13,849	$21,731	$8,570	$45,968	$26,696

Net income per share - Basic	$0.07	$0.10	$0.04	$0.21	$0.13

Shares used to compute net income per share - Basic	212,308	214,551	209,442	213,870	205,815

Net income per share - Diluted	$0.06	$0.10	$0.04	$0.21	$0.12

Shares used to compute net income per share - Diluted	219,775	221,943	221,413	223,747	218,841

TIBCO Software Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands)

	August 28, 2005	November 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$171,729	$180,849
Short-term investments	310,733	292,686
Accounts receivable, net	90,020	109,002
Accounts receivable from related parties	1,107	2,886
Other current assets	17,519	16,984

Total current assets	591,108	602,407

Property and equipment, net	117,438	118,058
Long-term deferred income tax assets	32,603	—
Other assets	32,924	32,389
Goodwill	271,009	265,137
Acquired intangibles, net	70,332	64,820

Total assets	$1,115,414	$1,082,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,757	$7,058
Accrued liabilities	76,895	84,429
Accrued restructuring and excess facilities costs	8,493	9,489
Deferred revenue	70,007	60,633
Current portion of long-term debt	1,775	1,708

Total current liabilities	166,927	163,317
Accrued excess facilities costs, less current portion	25,022	29,878
Long-term deferred income tax liabilities	18,275	18,991
Long-term debt, less current portion	48,803	50,143

Total liabilities	259,027	262,329

Total stockholders’ equity	856,387	820,482

Total liabilities and stockholders’ equity	$1,115,414	$1,082,811

TIBCO Software Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months ended
	August 28, 2005	August 29, 2004
Cash flows from operating activities:
Net income	$45,968	$26,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	11,394	9,665
Amortization of acquired intangibles	11,143	7,860
Stock-based compensation	110	133
Realized loss on investments, net	250	180
Deferred income tax	(20,096)	(856)
Tax benefits related to acquisitions	—	9,401
Changes in assets and liabilities:
Accounts receivable	22,109	(14,574)
Accounts receivable from related parties	1,779	2,243
Other assets	1,781	(2,046)
Accounts payable	2,748	623
Accrued liabilities, restructuring and excess facilities costs	(13,055)	11,751
Deferred revenue	6,570	6,128

Net cash provided by operating activities	70,701	57,204

Cash flows from investing activities:
Purchases of short-term investments	(192,260)	(450,537)
Sales and maturities of short-term investments	173,502	707,772
Cash used in acquisitions	(24,849)	(111,462)
Purchases of property and equipment, net	(11,753)	(4,915)
Purchases of private equity investments	(311)	(293)
Restricted cash and short-term investments pledged as security	(546)	(927)

Net cash provided by (used for) investing activities	(56,217)	139,638

Cash flows from financing activities:
Proceeds from exercise of stock options	10,302	10,196
Proceeds from employee stock purchase program	4,042	5,047
Repurchase of the Company’s common stock	(33,424)	(115,000)
Principal payments on long term debt	(1,273)	(1,210)

Net cash used for financing activities	(20,353)	(100,967)

Effect of exchange rate changes on cash	(3,251)	(386)
Net change in cash and cash equivalents	(9,120)	95,489
Cash and cash equivalents at beginning of period	180,849	83,278

Cash and cash equivalents at end of period	$171,729	$178,767